================================================================================

                                                                   EXHIBIT 10.35

                          CONSTRUCTION AGENCY AGREEMENT

                            dated as of July 31, 1997

                                      among

                              SUNTRUST BANKS, INC.

                                       and

                                CHOICEPOINT INC.
                              as Construction Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

  1.1.         Defined Terms..................................................2

                                   ARTICLE II
                        APPOINTMENT OF CONSTRUCTION AGENT

  2.1.         Appointment....................................................2
  2.2.         Acceptance; Construction.......................................2
  2.3.         Commencement of Construction...................................2
  2.4.         Supplements to this Agreement..................................2
  2.5.         Term...........................................................3
  2.6.         Identification of Properties; Construction Documents...........3
  2.7.         Scope of Authority.............................................3
  2.8.         Covenants of the Construction Agent............................4

                                   ARTICLE III
                                  THE BUILDINGS

  3.1.         Construction...................................................5
  3.2.         Amendments; Modifications......................................5
  3.3.         Casualty, Condemnation and Construction Force Majeure
               Events.........................................................6

                                   ARTICLE IV
                                PAYMENT OF FUNDS

  4.1.         Funding of Property Acquisition Costs and Property
               Buildings Costs................................................6

                                    ARTICLE V
                      CONSTRUCTION AGENCY EVENTS OF DEFAULT

  5.1.         Construction Agency Events of Default..........................7
  5.2.         Damages........................................................8
  5.3.         Remedies; Remedies Cumulative..................................8

                                   ARTICLE VI
                           NO CONSTRUCTION AGENCY FEE

  6.1.         Lease as Fulfillment of Lessor's Obligations...................8

                                                                            Page

                                   ARTICLE VII
                  LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

  7.1.         Exercise of the Lessor's Rights................................9
  7.2.         Lessor's Right to Cure Construction Agent's Defaults...........9

                                  ARTICLE VIII
                                  MISCELLANEOUS

  8.1.         Notices........................................................9
  8.2.         Successors and Assigns.........................................9
  8.3.         GOVERNING LAW.................................................10
  8.4.         Amendments and Waivers........................................10
  8.5.         Counterparts..................................................10
  8.6.         Severability..................................................10
  8.7.         Headings and Table of Contents................................10
||


EXHIBITS

Exhibit A                Form of Supplement to Construction
                             Agency Agreement

Exhibit B                Form of Assignment of Construction
                             Contracts

                          CONSTRUCTION AGENCY AGREEMENT

         CONSTRUCTION AGENCY AGREEMENT, dated as of July 31, 1997 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between SUNTRUST BANKS, INC., a Georgia corporation, (the "Lessor"), and CHOICEPOINT INC., a Georgia corporation (in its capacity as construction agent, the "Construction Agent").

                              PRELIMINARY STATEMENT

         A. ChoicePoint Inc., as lessee (the "Lessee"), and Lessor, as lessor, are parties to that certain Lease (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Lease"), pursuant to which the Lessee has agreed to lease from Lessor, and Lessor have agreed to lease to Lessee, Lessor's interests in certain Leased Properties.

         B. Lessor, the Lessee, and SunTrust Bank, Atlanta, as agent (in such capacity, the "Agent") are parties to that certain Master Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Master Agreement").

         C. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent for the identification and acquisition of the Land pursuant to the Master Agreement and construction of the Buildings in accordance with the Plans and Specifications and pursuant to the Master Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Buildings to be constructed in accordance with the Plans and Specifications and pursuant to the Master Agreement and this Agreement, in each case in accordance with the terms herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Master Agreement.

                                   ARTICLE II

                        APPOINTMENT OF CONSTRUCTION AGENT

         2.1. Appointment. Pursuant to and subject to the terms and conditions set forth herein and in the Master Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent for the identification and acquisition from time to time of Land to be acquired by the Lessor and construction of the Buildings in accordance with the Plans and Specifications on such Land.

         2.2. Acceptance; Construction. The Construction Agent hereby unconditionally accepts the designation and appointment as Construction Agent. The Construction Agent will cause the Buildings to be constructed on the Land in substantial accordance with the Plans and Specifications and equipped in substantial compliance in all material respects with all Requirements of Law and insurance requirements.

         2.3. Commencement of Construction. Subject to Construction Force Majeure Events, the Construction Agent hereby agrees, unconditionally and for the benefit of the Lessor, to commence construction of a Building on each parcel of Land as soon as is practicable after the Closing Date in respect of such Property. For purposes hereof, construction of a Building shall be deemed to commence on the date (the "Construction Commencement Date") on which [excavation for the foundation for such Building] commences, as certified by the Construction Agent to the Lessor and the Agent in writing. Without limiting the foregoing, no phase of such construction shall be undertaken until all permits required for such phase have been issued therefor.

         2.4. Supplements to this Agreement. On the Closing Date of each parcel of Land, the Lessor and the Construction Agent shall each execute and deliver to the Agent a supplement to this Agreement in the form of Exhibit A to this Agreement, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the construction and development of such Land will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement.

         2.5. Term. This Agreement shall commence on the date hereof and shall terminate with respect to any given Leased Property upon the first to occur of:

                  (a) payment by the Lessee of the Leased Property Balance and termination of the Lease with respect to such Leased Property in accordance with the Lease;

                  (b) the expiration or earlier termination of the ease; and

                  (c) termination of this Agreement pursuant to Article V hereof.

         2.6. Identification of Properties; Construction Documents. The Construction Agent may execute any of its duties and obligations under this Agreement by or through agents, contractors, employees or attorneys-in-fact, and the Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the construction of the Buildings pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided, further, that contemporaneously with the execution and delivery of a Construction Document, the Construction Agent will execute and deliver to the Lessor the Assignment of Construction Documents in the form of Exhibit B attached hereto, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the Construction Agent's rights under and interests in such Construction Documents.

         2.7. Scope of Authority. (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder with respect to the Leased Properties acquired by the Lessor, including, without limitation:

               (i) the identification and assistance with the acquisition of Land in accordance with the terms and conditions of the Master Agreement;

                  (ii) all design and supervisory functions relating to the construction of the Buildings and performing all engineering work related to the construction of the Buildings;

                  (iii) negotiating and entering into all contracts or arrangements to procure the equipment and services necessary to construct the Buildings on such terms and conditions as are customary and reasonable in light of local standards and practices;

                  (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law (including Environmental Laws), from all Governmental Authorities in connection with the development and construction of the Buildings on the Land in accordance with the Plans and Specifications;

                  (v) maintaining all books and records with respect to the construction, operation and management of the Leased
         Properties; and

                  (vi) performing any other acts necessary in connection with the identification and acquisition of the Land and construction and development of the Buildings in accordance with the Plans and Specifications.

         (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of the Lessor are non-recourse, and that the Lessor shall have no personal liability with respect to such obligations. Subject to the foregoing, the Lessor shall execute such documents and take such other actions as the Construction Agent shall reasonably request, at the Construction Agent's expense, to permit the Construction Agent to perform its duties hereunder.

         (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Buildings.

         2.8. Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

              (a) following the Construction Commencement Date for each parcel of Land, cause construction of a Building on such Land to be prosecuted diligently and without undue interruption substantially in accordance with the Plans and Specifications for such Land and in compliance in all material respects with all Requirements of Law and insurance requirements;

                  (b) notify the Lessor and the Agent in writing not less than five (5) Business Days after the occurrence of each Construction Force Majeure Event;

                  (c) take all reasonable and practical steps to minimize the disruption of the construction process arising from Construction Force Majeure Events;

                  (d) take all reasonable and practical steps to cause the Completion Date for such Leased Property to occur on or prior to the Scheduled Construction Termination Date for such Leased Property, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Buildings), other than Permitted Liens and Lessor Liens, to be discharged;

                  (e) following the Completion Date for each Leased Property, cause all outstanding punch list items with respect to the Buildings on such Leased Property to be completed within sixty (60) days after said Completion Date; and

                  (f) at all times during construction of any Building, cause all title to all personalty financed by the Lessor on or within such Leased Property to be and remain vested in the Lessor and cause to be on file with the applicable filing office all necessary documents under
         Article 9 of the Uniform Commercial Code to perfect such title free of all Liens other than Permitted Liens, it being understood and acknowledged that such Lessor's rights, title and interest in and to said personalty have been assigned to the Agent pursuant to the Operative Documents.

                                   ARTICLE III

                                  THE BUILDINGS

         3.1.     Construction.   The Construction Agent shall cause the
Buildings to be constructed, equipped, maintained and used in compliance in all material respects with all Requirements of Law and insurance requirements.

         3.2. Amendments; Modifications. The Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the Operative Documents (but not otherwise), at any time during the term hereof revise, amend or modify the Plans and Specifications without the consent of the Lessor; provided, however, that the Lessor's prior written consent will be required in the following instances: (x) such revision, amendment or modification would result in the Completion Date of the Buildings occurring after the Scheduled Construction Termination Date, or (y) such revision, amendment or modification would result in the cost for such Leased Property exceeding the then remaining Commitments, or (z) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Leased Property, would be to reduce the Fair Market Sales Value of such Leased Property in a material respect when completed.

         3.3. Casualty, Condemnation and Construction Force Majeure Events. If at any time prior to the Completion Date with respect to any Building there occurs a Casualty or a Construction Force Majeure Event or the Lessor or the Construction Agent receives notice of a Condemnation, then, except as otherwise provided in the Lease, in each case the Construction Agent shall promptly and diligently take all reasonable and practical steps to complete the construction of the Building substantially in accordance with the Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Scheduled Construction Termination Date.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

         4.1. Funding of Property Acquisition Costs and Property Buildings Costs. (a) In connection with the acquisition of any Land and during the course of the construction of the Buildings on any Land, the Construction Agent may request that the Lessor advance funds for the payment of acquisition, transaction and closing costs or property improvements costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Master Agreement and the other Operative Documents.

         (b) The proceeds of any funds made available to the Lessor to pay acquisition, transaction and closing costs or improvements costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Master Agreement. The Construction Agent will use such proceeds only to pay the acquisition, transaction and closing costs or improvements costs for Leased Properties set forth in the Funding Request relating to such funds.

                                    ARTICLE V

                      CONSTRUCTION AGENCY EVENTS OF DEFAULT

         5.1. Construction Agency Events of Default. If any one or more of the following events (each a "Construction Agency Event of Default") shall occur and be continuing:

               (a) the Construction Agent fails to apply any funds paid by, or on behalf of, the Lessor to the Construction Agent for the acquisition of the Land and the construction of the Buildings to the payment of acquisition, transaction and closing costs or improvements costs for such Leased Property;

               (b) subject to Construction Force Majeure Events, the Construction Commencement Date with respect to any Leased Property shall fail to occur for any reason on or prior to the Scheduled Construction Termination Date;

               (c) the Completion Date with respect to any Leased Property shall fail to occur for any reason on or prior to the Funding Termination Date;

               (d) any Lease Event of Default shall have occurred and be continuing; or

               (e) the Construction Agent shall fail to observe or perform any term, covenant or condition of this Agreement (except those specified in clauses (a) through (d) above), and such failure shall remain uncured for a period of thirty (30) days after notice thereof to the Construction Agent; provided, however, no Construction Agency Event of Default shall be deemed to occur if such failure or breach cannot reasonably be cured within such period, so long as the Construction Agent shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure or breach and such failure or breach is cured within 180 days after notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as to any Leased Property or Properties or all of the Leased Properties, separately, successively or concurrently (all in Lessor's sole discretion) by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Leased Property or Properties or all of the Leased Properties (as the case may be) and all rights of the Construction Agent and all obligations of the Lessor under this Agreement with respect to such Leased Property or Properties or all of the Leased Properties (as the case may be) shall cease. The Construction Agent shall pay upon demand all reasonable costs, expenses, losses, expenditures and damages (including, without limitation, attorneys' fees and disbursements) actually incurred by or on behalf of the Lessor in connection with any Construction Agency Event of Default and, in the case of a Non- Completion Event, the Construction Agent shall make the Completion Costs Payment to the Lessor.

         5.2.  Damages.  The termination of this Agreement pursuant to Section
5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

         5.3. Remedies; Remedies Cumulative. (a) If a Construction Agency Event of Default shall have occurred and be continuing, the Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise. Notwithstanding the foregoing, if a Construction Agency Event of Default hereunder relates only to a specific Leased Property or specific Leased Properties but not all Leased Properties (but in any event excluding any Lease Event of Default), the Construction Agent shall have the right to cure such Construction Agency Event of Default by purchasing such Leased Property or Properties for the Leased Property Balance(s) therefor from the Lessor in accordance with the terms and subject to the conditions, restrictions and limitations of Section 14.5 of the Lease.

         (b) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                   ARTICLE VI

                           NO CONSTRUCTION AGENCY FEE

         6.1. Lease as Fulfillment of Lessor's Obligations. All obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction Agent will not be entitled to, and the Lessor shall not have any obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall not have any obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor entering into the Lease and the other Operative Documents.

                                   ARTICLE VII

             LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

         7.1. Exercise of the Lessor's Rights. The Construction Agent hereby acknowledges and agrees that, subject to and in accordance with the terms of the Construction Agency Agreement Assignment made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to and may be exercised by the Agent.

         7.2. Lessor's Right to Cure Construction Agent's Defaults. The Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent. All reasonable out of pocket costs and expenses so incurred (including actual and reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 8.2 of the Master Agreement.

         8.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective legal representatives, successors and permitted assigns. The Construction Agent shall not assign its rights or obligations hereunder without the prior written consent of the Lessor and the Agent.

         8.3. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         8.4. Amendments and Waivers. The Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.

         8.5. Counterparts. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         8.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.7. Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         CHOICEPOINT INC.



                                         By /s/ Doug C. Curling
                                            -----------------------------------
                                            Name: Doug C. Curling
                                            Title: Executive Vice President-CFO

                                         SUNTRUST BANKS, INC.

                                         By R.C. Shufeldt
                                            -----------------------------------
                                           Name: R.C. Shufeldt
                                           Title: SVP

                                                                       EXHIBIT A

                   Supplement to Construction Agency Agreement

         SUPPLEMENT to Construction Agency Agreement, dated as of ______________, 199_, between SUNTRUST BANKS, INC., (the "Lessor"), and CHOICEPOINT INC., a Georgia corporation (in its capacity as construction agent, the "Construction Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Construction Agency Agreement.

         The Lessor and the Construction Agent are parties to that certain Construction Agency Agreement, dated as of July 31, 1997 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"), pursuant to which (i) the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of Land and construction of the Buildings in accordance with the Plans and Specifications, and (ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of the Buildings to be completed in accordance with the Plans and Specifications.

         Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Land described in Schedule 1 and wish to execute this Supplement to provide therefor.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Building on the Land described in
Schedule 1 in accordance with the Plans and Specifications for such Land. The Construction Agent hereby represents and warrants to Lessor that the Construction Agent has heretofore delivered to Lessor a true, correct and complete copy of the Plans and Specifications for the Building on the Land described in Schedule 1 or, if not available on the date hereof, will deliver such Plans and Specifications as soon as available.

         2. Each of the Lessor and the Construction Agent acknowledges, and agrees, that the construction and development of the Land described in Schedule 1 shall be governed by the terms of the Construction Agency Agreement.

         3. The anticipated construction budget relating to the construction and development of the Building on the Land described in Schedule 1 is $__________. The acquisition cost of the Land described in Schedule 1 is $___________.

         4. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                     CHOICEPOINT INC.

                                                     By
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                     SUNTRUST BANKS, INC.

                                                     By
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                        Schedule 1 to Supplement

                          Description of Land Interest

                                                                       EXHIBIT B

                      Assignment of Construction Documents

                       See Exhibit C to Master Agreement.